Exhibit 10.29
AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 30, 2012, is entered into by and between Anchor Funding Services, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), and Morry Rubin (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Employee and the Company entered into an Employment Agreement dated as of January 31, 2007 (the “Employment Agreement”) for Employee to serve the Company as Co-Chairman and Chief Executive Officer; and

WHEREAS, the Company and Employee desire to amend the Employment Agreement so that Mr. Rubin will continue to devote such time as is necessary for the performance of his duties.

NOW THEREFORE in consideration of the mutual benefits to be derived from this Amendment, the Company and the Employee hereby agree as follows:

1.           Section 1(b) of the Employment Agreement is hereby deleted and replaced with the following language:

“(b)           The Employee shall be required to devote such time as is necessary to the business and affairs of the Company (other than during vacations and periods of illness or incapacity) as is necessary for the performance of his duties. Notwithstanding the foregoing, the Employee shall be permitted to:  (i) serve as a director of any organization or entity that does not result in a violation of Section 5; (ii) deliver lectures or fulfill speaking engagements; or (iii) make and manage passive investments and engage in charitable and community activities but only if such services and activities do not interfere with the performance of his duties and responsibilities under this Agreement.”

2.           The Employment Agreement, as amended herein, contains the entire agreement between the Company and the Employee with respect to the subject matter thereof.  The Employment Agreement as amended herein may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought.  No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions of the Employment Agreement as amended herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

COMPANY:

ANCHOR FUNDING SERVICES, INC.

By:	/s/ Brad Bernstein
Brad Bernstein, President

EMPLOYEE:

By:	/s/ Morry F. Rubin
Morry F. Rubin